Exhibit 99.1

FOR IMMEDIATE RELEASE	4716 Old Gettysburg Road
Mechanicsburg, PA 17055

Select Medical Corporation Announces Results for
Third Quarter Ended September 30, 2007
     MECHANICSBURG, PENNSYLVANIA — November 12, 2007 — Select Medical Corporation (“Select”) today announced results for its third quarter ended September 30, 2007.
     For the third quarter ended September 30, 2007, net operating revenues increased 12.7% to $500.4 million compared to $443.9 million for the same quarter, prior year. Income from operations decreased 42.4% to $31.3 million compared to $54.3 million for the same quarter, prior year. Net income was $0.7 million compared to net income of $16.1 million for the same quarter, prior year. Additionally, net income before interest, income taxes, depreciation and amortization, income from discontinued operations, stock compensation expense, other expense (income) and minority interest (“Adjusted EBITDA”) for the third quarter decreased 28.1% to $48.6 million compared to $67.7 million for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release.
     For the nine months ended September 30, 2007, net operating revenues increased 4.8% to $1,473.7 million compared to $1,405.8 million for the same period, prior year. Income from operations decreased 23.4% to $152.2 million compared to $198.8 million for the same period, prior year. Net income decreased 48.6% to $43.9 million compared to $85.4 million for the same period, prior year. Additionally, Adjusted EBITDA for the nine months ended September 30, 2007 decreased 16.7% to $197.0 million compared to $236.5 million for the same period, prior year.
Specialty Hospitals
     At September 30, 2007, Select operated 87 long-term acute care hospitals and four acute medical rehabilitation hospitals. This compares to 93 long-term acute care hospitals and four acute medical rehabilitation hospitals operated at September 30, 2006. For the third quarter of 2007, net operating revenues for all of Select’s hospitals increased 1.4% to $334.0 million compared to $329.3 million for the same quarter, prior year. Total patient days for the third quarter of 2007 were 242,115, admissions were 9,856 and net revenue per patient day was $1,352. This compares to 236,094 days, 9,485 admissions and net revenue per patient day of $1,361 for the same quarter, prior year. For the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods, patient days in the third quarter of 2007 were 234,705 and admissions were 9,565, compared to 225,729 days and 9,123 admissions in the same quarter, prior year. Adjusted EBITDA for the segment decreased 31.5% to $41.6 million compared to $60.8 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 12.5% for the third quarter of 2007, compared to 18.5% for the same quarter, prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods was 14.7% for the third quarter of 2007, compared to 19.9% for the same quarter, prior year.

Exhibit 99.1
     For the nine months ended September 30, 2007, net operating revenues for all of Select’s hospitals decreased 1.5% to $1,033.5 million compared to $1,049.8 million for the same period, prior year. Total patient days for the nine months ended September 30, 2007 were 741,959, admissions were 30,095 and net revenue per patient day was $1,367. This compares to 734,070 days, 30,122 admissions and net revenue per patient day of $1,401 for the same period, prior year. For the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods, patient days for the nine months ended September 30, 2007 were 718,622 and admissions were 29,198, compared to 698,417 days and 28,746 admissions in the same period, prior year. Adjusted EBITDA for the segment for the nine months ended September 30, 2007 decreased 22.8% to $168.4 million compared to $218.2 million for the same period, prior year. The Adjusted EBITDA margin for the segment for the nine months ended September 30, 2007 was 16.3%, compared to 20.8% for the same period, prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2006 and operated by Select throughout both periods was 17.9% for the nine months ended September 30, 2007, compared to 21.7% for the same period, prior year.
Outpatient Rehabilitation
     At September 30, 2007, Select operated 1,021 outpatient clinics. This compares to 605 outpatient clinics at September 30, 2006. The increase in the number of clinics is primarily due to Select’s acquisition, in the second quarter of 2007, of substantially all of the outpatient rehabilitation division of HealthSouth Corporation, as described below. For the third quarter of 2007, net operating revenues increased 45.8% to $166.3 million compared to $114.0 million for the same quarter, prior year. Adjusted EBITDA for the third quarter increased 15.0% to $18.1 million compared to $15.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the quarter was 10.9% compared to 13.8% in the same quarter, prior year. Patient visits for the quarter were 1,160,870 compared to 714,064 for the same quarter, prior year. Net revenue per visit was $101 for the third quarter of 2007 compared to $95 for the same quarter, prior year.
     For the nine months ended September 30, 2007, net operating revenues increased 23.8% to $438.4 million compared to $354.0 million for the same period, prior year. Adjusted EBITDA for the nine months ended September 30, 2007 increased 23.2% to $60.3 million compared to $48.9 million for the same period, prior year. The Adjusted EBITDA margin for the nine months ended September 30, 2007 was 13.7% compared to 13.8% in the same period, prior year. Patient visits for the nine months ended September 30, 2007 were 2,887,134 compared to 2,261,080 for the same period, prior year. Net revenue per visit was $100 for the nine months ended September 30, 2007 compared to $93 for the same period, prior year.
Acquisition of HealthSouth Corporation’s Outpatient Rehabilitation Division
     On May 1, 2007, Select completed the acquisition of substantially all of the outpatient rehabilitation division of HealthSouth Corporation. At the closing, Select acquired 540 outpatient rehabilitation clinics. The closing of the purchase of approximately 30 additional outpatient rehabilitation clinics that was deferred pending certain state regulatory approvals was completed as of October 31, 2007 and resulted in the release of an additional $23.4 million of the purchase price. The aggregate purchase price of $245.0 million was reduced by approximately $7.0 million at closing for assumed indebtedness and other unresolved matters.
Conference Call
     Select will host a conference call regarding its third quarter results on Tuesday, November 13, 2007, at 11:00 am EST. The domestic dial in number for the call is 1-866-256-9295. The international dial in number is 1-703-639-1214.

Exhibit 99.1
* * * * *
     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select currently operates 85 long-term acute care hospitals and four acute medical rehabilitation hospitals in 25 states. Select is also a leading operator of outpatient rehabilitation clinics in the United States, with approximately 1,021 locations in 37 states and the District of Columbia. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/
     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Investor inquiries:
Joel Veit, 717/972-1100

Exhibit 99.1
I. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Three Months Ended September 30, 2006 and 2007

			%
	2006	2007	Change
Net operating revenues	$443,872	$500,385	12.7%

Costs and expenses:

Cost of services	362,070	429,831	18.7%

General and administrative	9,762	12,081	23.8%

Bad debt expense	5,333	10,782	102.2%

Depreciation and amortization	12,394	16,399	32.3%

Income from operations	54,313	31,292	(42.4)%

Other expense	(3,124)	(4,065)	30.1%
Interest income	319	158	(50.5)%
Interest expense	(24,348)	(27,093)	11.3%

Income from continuing operations before minority interests and income taxes	27,160	292	(98.9)%

Minority interests	369	237	(35.8)%

Income from continuing operations before income taxes	26,791	55	(99.8)%

Income tax expense (benefit)	10,652	(669)	N/M

Net income	$16,139	$724	(95.5)%

Exhibit 99.1
II. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Nine Months Ended September 30, 2006 and 2007

			%
	2006	2007	Change
Net operating revenues	$1,405,756	$1,473,698	4.8%

Costs and expenses:

Cost of services	1,119,767	1,218,410	8.8%

General and administrative	33,511	35,847	7.0%

Bad debt expense	18,766	25,206	34.3%

Depreciation and amortization	34,955	42,042	20.3%

Income from operations	198,757	152,193	(23.4)%

Other income (expense)	918	(2,548)	N/M
Interest income	738	1,956	165.0%
Interest expense	(72,615)	(77,798)	7.1%

Income from continuing operations before minority interests and income taxes	127,798	73,803	(42.3)%

Minority interests	1,095	1,373	25.4%

Income from continuing operations before income taxes	126,703	72,430	(42.8)%

Income tax expense	51,278	28,486	(44.4)%

Income from continuing operations	75,425	43,944	(41.7)%

Income from discontinued operations, net of tax (includes pretax gain of $13,950 in 2006) (a)	10,018	—	N/M

Net income	$85,443	$43,944	(48.6)%

(a) On March 1, 2006, we sold our wholly-owned subsidiary, Canadian Back Institute Limited (“CBIL”), for approximately C$89.8 million in cash (US$79.0 million). We conducted all of our Canadian operations through CBIL. The financial results of CBIL have been classified as discontinued operations for the nine months ended September 30, 2006. We recognized a gain on sale (net of tax) of $9.1 million in 2006.

Exhibit 99.1
III. Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31,	September 30,
	2006	2007
Assets

Cash	$81,600	$10,103

Restricted cash	4,335	886

Accounts receivable, net	199,927	257,318

Current deferred tax asset	42,613	38,760

Other current assets	16,762	28,891

Total Current Assets	345,237	335,958

Property and equipment, net	356,336	479,833

Goodwill	1,323,572	1,475,530

Other identifiable intangibles	79,230	95,532

Other assets held for sale	4,855	3,447

Other assets	68,412	63,521

Total Assets	$2,177,642	$2,453,821

Liabilities and Stockholder’s Equity

Payables and accruals	$297,698	$342,747

Income taxes payable	1,937	—

Current portion of long term debt	6,209	7,616

Total Current Liabilities	305,844	350,363

Long term debt, net of current portion	1,224,509	1,419,271

Non-current deferred tax liability	30,721	24,275

Other non-current liabilities	—	22,857

Minority interests	2,566	4,897

Stockholder’s equity	614,002	632,158

Total Liabilities and Stockholder’s Equity	$2,177,642	$2,453,821

Exhibit 99.1
IV. Key Statistics
(unaudited)
For the Three Months Ended September 30, 2006 and 2007

			%
	2006	2007	Change
Specialty Hospitals (a)

Number of hospitals — end of period	97	91	(6.2)%

Net operating revenues (,000)	$329,324	$334,023	1.4%

Number of patient days	236,094	242,115	2.6%

Number of admissions	9,485	9,856	3.9%

Net revenue per patient day (b)	$1,361	$1,352	(0.7)%

Adjusted EBITDA (,000)	$60,812	$41,646	(31.5)%

Adjusted EBITDA margin – all hospitals	18.5%	12.5%	(32.4)%
Adjusted EBITDA margin – same store hospitals (c)	19.9%	14.7%	(26.1)%

Outpatient Rehabilitation

Number of clinics — end of period	605	1,021	68.8%

Net operating revenues (,000)	$114,043	$166,290	45.8%

Number of visits	714,064	1,160,870	62.6%

Revenue per visit (d)	$95	$101	6.3%

Adjusted EBITDA (,000)	$15,737	$18,099	15.0%

Adjusted EBITDA margin	13.8%	10.9%	(21.0)%
(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital inpatient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired before January 1, 2006 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

Exhibit 99.1
V. Key Statistics
(unaudited)
For the Nine Months Ended September 30, 2006 and 2007

			%
	2006	2007	Change
Specialty Hospitals (a)

Number of hospitals — end of period	97	91	(6.2)%

Net operating revenues (,000)	$1,049,768	$1,033,533	(1.5)%

Number of patient days	734,070	741,959	1.1%

Number of admissions	30,122	30,095	(0.1)%

Net revenue per patient day (b)	$1,401	$1,367	(2.4)%

Adjusted EBITDA (,000)	$218,203	$168,367	(22.8)%

Adjusted EBITDA margin – all hospitals	20.8%	16.3%	(21.6)%
Adjusted EBITDA margin – same store hospitals (c)	21.7%	17.9%	(17.5)%

Outpatient Rehabilitation

Number of clinics — end of period	605	1,021	68.8%

Net operating revenues (,000)	$353,974	$438,356	23.8%

Number of visits	2,261,080	2,887,134	27.7%

Revenue per visit (d)	$93	$100	7.5%

Adjusted EBITDA (,000)	$48,920	$60,270	23.2%

Adjusted EBITDA margin	13.8%	13.7%	(0.7)%
(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.
(b)	Net revenue per patient day is calculated by dividing specialty hospital inpatient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired before January 1, 2006 and operated throughout both periods.

(d)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

Exhibit 99.1
VI. Net Income to Adjusted EBITDA Reconciliation
(In thousands)
(unaudited)
For the Three and Nine Months Ended September 30, 2006 and 2007
     The following table reconciles net income to Adjusted EBITDA for Select. Adjusted EBITDA is used by Select to report its segment performance in accordance with SFAS No. 131. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, income from discontinued operations, stock compensation expense, other expense (income) and minority interest. We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.
     Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007

Net income	$16,139	$724	$85,443	$43,944
Income from discontinued operations, net of tax	—	—	(10,018)	—
Income tax expense (benefit)	10,652	(669)	51,278	28,486
Minority interest	369	237	1,095	1,373
Interest expense, net	24,029	26,935	71,877	75,842
Other expense (income)	3,124	4,065	(918)	2,548
Stock compensation expense
Included in general and administrative	888	886	2,663	2,665
Included in cost of services	58	45	174	144
Depreciation and amortization	12,394	16,399	34,955	42,042

Adjusted EBITDA	$67,653	$48,622	$236,549	$197,044

Specialty hospitals	$60,812	$41,646	$218,203	$168,367
Outpatient rehabilitation	15,737	18,099	48,920	60,270
Other (1)	(8,896)	(11,123)	(30,574)	(31,593)

Adjusted EBITDA	$67,653	$48,622	$236,549	$197,044

(1)	Other primarily includes Select’s general and administrative costs.

Exhibit 99.1
The following tables reconcile specialty hospital same store information.

	Three Months Ended
	September 30, 2006	September 30, 2007
Specialty hospitals net operating revenue	$329,324	$334,023
Less: Specialty hospitals in development, opened or closed after 1/1/06	13,713	10,214

Specialty hospitals same store net operating revenue	$315,611	$323,809

Specialty hospitals Adjusted EBITDA	$60,812	$41,646
Less: Specialty hospitals in development, opened or closed after 1/1/06	(1,907)	(5,862)

Specialty hospitals same store Adjusted EBITDA	$62,719	$47,508

All specialty hospitals Adjusted EBITDA margin	18.5%	12.5%
Specialty hospitals same store Adjusted EBITDA margin	19.9%	14.7%

	Nine Months Ended
	September 30, 2006	September 30, 2007
Specialty hospitals net operating revenue	$1,049,768	$1,033,533
Less: Specialty hospitals in development, opened or closed after 1/1/06	51,024	32,944

Specialty hospitals same store net operating revenue	$998,744	$1,000,589

Specialty hospitals Adjusted EBITDA	$218,203	$168,367
Less: Specialty hospitals in development, opened or closed after 1/1/06	1,008	(10,550)

Specialty hospitals same store Adjusted EBITDA	$217,195	$178,917

All specialty hospitals Adjusted EBITDA margin	20.8%	16.3%
Specialty hospitals same store Adjusted EBITDA margin	21.7%	17.9%